Execution Copy


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 12, 1996, is made and given by AUDIO KING CORPORATION,, a Minnesota corporation formerly known as Image Retailing Group, Inc. ("AKC"), AUDIO KING, INC. ("AKI"), a Minnesota corporation, SPECIALTY HOME ELECTRONICS REPAIR, INC., a Minnesota corporation ("SHER"), FAST TRAK, INC. ("FAST TRAK") an Iowa corporation, and AUDIO KING IOWA, INC., an Iowa corporation ("AKII") (AKC, AKI, SHER, FAST TRAK and AKII collectively, the "Borrowers," or individually and without distinction, a "Borrower"), to FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    RECITALS

         A. The Borrowers and the Bank entered into that certain Amended and Restated Credit Agreement dated September 18, 1992, as amended by an Amendment to Amended and Restated Credit Agreement dated November 19, 1993, by a Second Amendment to Amended and Restated Credit Agreement dated as of September 15, 1994, by a Third Amendment to Amended and Restated Credit Agreement dated as of March 30, 1995, and by a Fourth Amendment to Amended and Restated Credit
Agreement dated as of April 14, 1995 (as so amended, the "Existing Credit Agreement") pursuant to which the Bank made revolving loan advances available to the Borrowers evidenced by a Revolving Note of the Borrower in favor of the Bank dated April 14, 1995 in the maximum principal amount of $11,000,000 (the "Existing Revolving Note").

         B. The Borrowers have requested the Bank to add Fast Trak and AKII as Borrowers, extend the Termination Date, reduce the Revolving Commitment Amount, convert $3,000,000 of the outstanding principal balance under the Existing Revolving Note to a term loan, waive certain existing Events of Default, and to amend and restate the Existing Revolving Note and the Existing Credit Agreement in their entireties.

         C. The Bank has agreed to add Fast Trak and AKII as Borrowers, extend the Termination Date, reduce the Revolving Commitment Amount, convert $3,000,000 of the outstanding principal balance under the Existing Revolving Note to a term loan, waive certain existing Events of Default, and to amend and restate the Existing Revolving Note and the Existing Credit Agreement in their entireties.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Borrowers and the Bank hereto do hereby agree as follows:

                                     PART I

                          Amendment and Restatement of
                            Existing Credit Agreement

         Subject to Part II hereof, the Existing Credit Agreement is hereby amended and restated to read in full as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "Adjusted CD Rate": With respect to each Interest Period applicable to a CD Rate Advance, the sum (rounded upward, if necessary, to the next one hundredth of one percent) of (a) the rate per annum obtained by dividing (i) the CD Rate as of the first day of the Interest Period, by (ii) 1.00 minus the Domestic Reserve Percentage, plus (b) the annual rate most recently estimated by the Bank as the then current net annual assessment rate payable by the Bank to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in Dollars at the Bank's domestic offices, plus (c) the cost (converted to an equivalent rate per annum) of customary brokerage fees incurred by the Bank in obtaining funds by the sale of its negotiable certificates of deposit.

         "Advance": Any portion of the outstanding Revolving Loans or Term Loan by the Bank as to which any Borrower elected one of the available interest rate options and, if applicable, an Interest Period. An Advance may be a CD Rate Advance or a Reference Rate Advance.

         "Affiliate": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent or more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

         "Applicable Margin": With respect to:

         (a) Reference Rate Advances -- 0%.

         (b) CD Rate Advances -- 2.00%.

         "Applicable Term Margin": With respect to:

         (a) Reference Rate Advances -- .25%.

         (b) CD Rate Advances -- 2.25%.

         "Bank": As defined in the opening paragraph hereof.

         "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

         "Borrower(s)": As defined in the opening paragraph hereof.

         "Borrowing Base": As determined in accordance with the formula set forth in Exhibit A.

         "Borrowing Base Certificate": A certificate in the form of Exhibit B.

         "Borrowing Base Deficiency": At the time of any determination, the amount, if any, by which Total Revolving Outstandings exceed the Borrowing Base.

         "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

         "Capital Expenditures": For any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment on a consolidated statement of cash flows for the Borrowers during such period, in respect of (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, (b) to the extent related to and not included in (a) above, materials, contract labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP), and (c) other capital expenditures and other uses recorded as capital expenditures or similar terms having substantially the same effect.

         "Capitalized Lease": A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

         "Capitalized Lease Obligations": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No.
13).

         "Cash Flow Leverage Ratio": For any period of determination, the ratio of (a) the sum (without duplication) of the Total Liabilities bearing interest determined as of the last day of that period to (b) the sum of (i) net income plus (ii) depreciation for the 12 months ending on such date, in each case determined for said period on a consolidated basis in accordance with GAAP.

         "CD Rate": With respect to any CD Rate Advance for any Interest Period applicable thereto, the rate of interest determined by the Bank for the relevant Interest Period to be the average (rounded upward, if necessary, to the next
1/100th of 1%) of the rates quoted to the Bank at approximately 8:00 a.m., Minneapolis time (or as soon thereafter as practicable), or at the option of the Bank at approximately the time of the request for a CD Rate Advance if such request is made later than 8:00 a.m., Minneapolis time, in each case on the first day of the applicable Interest Period by certificate of deposit dealers selected by the Bank, in its sole discretion, for the purchase from the Bank, at face value, of certificates of deposit issued by the Bank in an amount and maturity comparable to the amount and maturity of the requested CD Rate Advance, or at the option of the Bank determined for such amount and maturity based on published composite quotation of certificate of deposit rates selected by the Bank.

         "CD Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted CD Rate.

         "Change of Control": The occurrence, after the Closing Date, of any of the following circumstances: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrowers (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Borrowers entitled to vote in the election of directors; or (b) during any period of up to twelve consecutive months, whether commencing before or after the Closing Date, individuals who at the beginning of such twelve-month period were directors of the Borrowers ceasing for any reason to constitute a majority of the Board of Directors of the Borrowers (other than by reason of death, disability or scheduled retirement); or (c) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, control over securities of the Borrowers (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Borrowers entitled to vote in the election of directors.

         "Closing Date": Any Business Day that all the conditions precedent to the obligation of the Bank to make such Loan, as set forth in Article III, have been, or, on such Closing Date, will be, satisfied.

         "Closing Fee": As defined in Section 2.16(c).

         "Code": The Internal Revenue Code of 1986, as amended.

         "Commitments": The Revolving Commitment and the Term Loan Commitment.

         "Compliance Certificate": A certificate in the form of Exhibit C.

         "Contingent Obligation": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

         "Current Liabilities": As of any date, the consolidated current liabilities of the Borrowers, determined in accordance with GAAP.

         "Debt Service Coverage Ratio": For any period of determination, the ratio of (a) EBIT to (b) the sum of (i) all scheduled principal payments with respect to Funded Indebtedness (including but not limited to all payments with respect to Capitalized Lease Obligations of the Borrowers) plus (ii) Interest Expense, in each case determined for said period on a consolidated basis in accordance with GAAP.

         "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

         "Domestic Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of new non-personal time deposits in dollars having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The rate of interest applicable to any outstanding CD Rate Advance shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "EBIT": For any period of determination, the consolidated net income of the Borrowers before deductions for income taxes and Interest Expense, all as determined in accordance with GAAP.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which any Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Event of Default": Any event described in Section 7.1.

         "Existing Revolving Note": As defined in Recital A.

         "Funded Indebtedness": The Term Loan and any other Indebtedness of the Borrowers with a fiscal maturity of more than one year after the date it is incurred, including current maturities thereof.

         "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

         "Holding Account": A deposit account belonging to the Bank into which the Borrowers may be required to make deposits pursuant to the provisions of this Agreement, such account to be under the sole dominion and control of the Bank and not subject to withdrawal by any Borrower, with any amounts therein to be held for application toward payment of any outstanding Letters of Credit when drawn upon. The Holding Account shall be a money market savings account or substantial equivalent (or other appropriate investment medium as the Borrowers may from time to time request and to which the Bank in its sole discretion shall have consented) and shall bear interest in accordance with the terms of similar accounts held by the Bank for its customers.

         "Immediately Available Funds": Funds with good value on the day and in the city in which payment is received.

         "Indebtedness": With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person.

         "Interest Expense": For any period of determination, the aggregate consolidated amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any Indebtedness of the Borrowers, including (a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financings and (c) net costs under interest rate protection agreements, in each case determined in accordance with GAAP.

         "Interest Period": With respect to each CD Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending 30, 60 or 90 days thereafter, as a Borrower may elect in the applicable notice of borrowing, continuation or conversion; provided that:

         (a) Any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

         (b) Any Interest Period applicable to an Advance on the Revolving Loan that would otherwise end after the Termination Date shall end on the Termination Date, and any Interest Period applicable to an Advance on the Term Loan that would otherwise end after the scheduled maturity of such Term Loan shall end on such maturity.

Interest Periods shall be selected so that the installment payments on the Term Note can be paid without having to pay a CD Rate Advance prior to the last day of the Interest Period applicable thereto.

         "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Letter of Credit": An irrevocable letter of credit issued by the Bank pursuant to this Agreement for the account of a Borrower.

         "Letter of Credit Fees": As defined in Section 2.16(b).

         "Letter of Credit Usage": As of any date of determination an amount equal to the sum of (a) the amount of all Unpaid Drawings plus (b) the amount available to be drawn under all outstanding Letters of Credit.

         "Leverage Ratio": At the time of any determination, the ratio of (a) Total Liabilities minus Subordinated Debt to (b) Tangible Net Worth.

         "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

         "Loan": A Revolving Loan or the Term Loan.

         "Loan Documents": This Agreement, the Notes and the Security Documents.

         "Multiemployer  Plan": A multiemployer plan, as such term is defined in
Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing
Date) for employees of the Borrowers or any ERISA Affiliate.

         "Note": The Term Note or the Revolving Note.

         "Obligations": The Borrowers' obligations in respect of the due and punctual payment of principal and interest on the Notes and Unpaid Drawings when and as due, whether by acceleration or otherwise and all fees (including Revolving Commitment Fees), expenses, indemnities, reimbursements and other obligations of the Borrowers under this Agreement or any other Loan Document, in all cases whether now existing or hereafter arising or incurred.

         "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

         "Person": Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan": Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrowers or of any ERISA Affiliate.

         "Prohibited Transaction": The respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

         "Reference Rate": The rate of interest from time to time publicly announced by the Bank as its "reference rate." The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

         "Reference Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Reference Rate.

         "Regulatory Change": Any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with
Section 412(d) of the Code.

         "Restricted Payments": With respect to AKC, all dividends or all other distributions of any nature (cash, securities other than common stock of AKC, assets or otherwise), and all payments on any class of equity securities (including warrants, options or rights therefor) issued by AKC, whether such securities are authorized or outstanding on the Closing Date or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

         "Revolving Commitment": The obligation of the Bank to make Revolving Loans to, and issue Letters of Credit for the account of, the Borrowers in an aggregate principal amount outstanding at any time not to exceed the Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

         "Revolving Commitment Amount": Initially (a) $6,500,000 from and including July 1 of each year to and including February 28 or 29, as the case may be, of each subsequent year and (b) $6,500,000 minus the Seasonal Reduction Amount during the period from and including March 1 to and including June 30 of each year, but in each case, as the same may be reduced from time to time pursuant to Section 2.14.

         "Revolving Commitment Fees": As defined in Section 2.16(a).

         "Revolving Loan": As defined in Section 2.1.

         "Revolving Loan Date": The date of the making of any Revolving Loan hereunder.

         "Revolving Note": An amended and restated revolving note of the Borrowers, in the form of Exhibit D hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Seasonal Reduction Amount": $2,000,000.

         "Security Agreement": A security agreement of the Borrowers in the form of Exhibit E hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Subordinated Debt": Any Indebtedness of the Borrowers, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent (a) that the Bank has approved in writing prior to the creation of such Indebtedness, or
(b) as to any Indebtedness of the Borrowers existing on the date of this Agreement, that the Bank has approved as Subordinated Debt in a writing delivered by the Bank to the Borrowers on or prior to the Closing Date.

         "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrowers either directly or through one or more Subsidiaries.

         "Tangible Net Worth ": As of any date of determination, the sum of the amounts set forth on the consolidated balance sheet of the Borrowers as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of the Borrowers (excluding treasury stock), less the book value of all intangible assets of the Borrowers, including all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of the assets of any business acquired by the Borrowers over the book value of such assets.

         "Termination Date": The earliest of (a) September 30, 1998, (b) the date on which the Revolving Commitment is terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving Commitment Amount is reduced to zero pursuant to Section 2.14 hereof.

         "Term Loan": As defined in Section 2.1.

         "Term Loan Commitment": The agreement of the Bank to convert $3,000,000 of the outstanding principal under the Existing Revolving Note to the Term Loan upon the terms and subject to the conditions of this Agreement.

         "Term Note": A promissory note of the Borrowers in the form of Exhibit F hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Total Liabilities": At the time of any determination, the amount, on a consolidated basis, of all items of Indebtedness of the Borrowers that would constitute "liabilities" for balance sheet purposes in accordance with GAAP.

         "Total Revolving Outstandings": As of any date of determination, the sum of (a) the aggregate unpaid principal balance of Revolving Loans outstanding on such date, (b) the aggregate maximum amount available to be drawn under Letters of Credit outstanding on such date and (c) the aggregate amount of Unpaid Drawings on such date.

         "Unpaid Drawing": As defined in Section 2.11.

         "Unused Revolving Commitment": As of any date of determination, the amount by which the Revolving Commitment Amount exceeds the Total Revolving Outstandings on such date.

         Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrowers and the Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

         Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

         Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                   ARTICLE II

                         TERMS OF THE CREDIT FACILITIES

                           Part A -- Terms of Lending

         Section 2.1 Lending Commitments. On the terms and subject to the conditions hereof, the Bank agrees to make the following lending facilities available to the Borrowers:

         2.1(a) Revolving Credit. A revolving credit facility available as loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers on a revolving basis at any time and from time to time from the Closing Date to the Termination Date, during which period the Borrowers may borrow, repay and reborrow in accordance with the provisions hereof, provided, that no Revolving Loan will be made in any amount which, after giving effect thereto, would cause the Total Revolving Outstandings to exceed lesser of (i) the Revolving Commitment Amount, or (ii) the Borrowing Base. Revolving Loans may be obtained and maintained, at the election of the Borrowers but subject to the limitations hereof, as Reference Rate Advances or CD Rate Advances or any combination thereof.

         2.1(b) Term Loan. The conversion of $3,000,000 of the outstanding principal under the Existing Revolving Note to a term loan (the "Term Loan") from the Bank to the Borrowers on the Closing Date. The Term Loan and any portion of the balance thereof (in minimum amounts of $100,000, or, if more, in integral multiples thereof) may be made, maintained, continued and converted to Reference Rate Advances or CD Rate Advances as any Borrower may elect in its notice of borrowing, continuation or conversion.

         Section 2.2 Procedure for Loans.

         2.2(a) Procedure for Revolving Loans. Any request by a Borrower for a Revolving Loan hereunder shall be in writing or by telephone and must be given so as to be received by the Bank not later than 2:00 p.m. (Minneapolis time) on the requested Revolving Loan Date a Reference Rate Advance. Each request for a Revolving Loan hereunder shall be irrevocable and shall be deemed a representation by such Borrower that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loan the applicable conditions specified in Article III have been and will be satisfied. Each request for a Revolving Loan hereunder shall specify (i) the requested Revolving Loan Date,
(ii) the amount of the Revolving Loan to be made on such date which shall be in a minimum amount of $25,000, or, if more, an integral multiple thereof; provided that any Revolving Loan requested as a CD Rate Advance must in a minimum amount of $100,000 or, if more, an integral multiple thereof, (iii) whether such Revolving Loan is to be funded as a Reference Rate Advance or as a CD Rate Advance (and, if such Revolving Loan is to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable) and (iv) in the case of a CD Rate Advance, the duration of the initial Interest Period applicable thereto. The Bank may rely on any telephone request for a Revolving Loan hereunder which it believes in good faith to be genuine; and each Borrower hereby waives the right to dispute the Bank's record of the terms of such telephone request. Unless the Bank determines that any applicable condition specified in Article III has not been satisfied, the Bank will make available to the Borrower at the Bank's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 3:00 p.m. (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loan.

         2.2(b) Procedure for Term Loan. Not later than 10:00 a.m. (Minneapolis time) on the Closing Date the Borrowers shall deliver to the Bank a written notice of borrowing. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Borrowers that on the Closing Date and after giving effect to the Term Loan the applicable conditions specified in Article III have been and will be satisfied. Such notice of borrowing shall specify (i) whether such Term Loan shall be a CD Rate Advance or a Reference Rate Advance, and (ii) in the case of a CD Rate Advance, the duration of the initial Interest Period applicable thereto.

         Section 2.3 Notes. The Revolving Loans shall be evidenced by a single Revolving Note payable to the order of the Bank in a principal amount equal to the Revolving Commitment Amount originally in effect. The Term Loan shall be evidenced by a Term Note payable to the order of the Bank in the principal amount of the Term Loan.

         The Bank shall enter in its ledgers and records the amount of the Term Loan and each Revolving Loan, the various Advances made, converted or continued and the payments made thereon, and the Bank is authorized by each Borrower to enter on a schedule attached to its Term Note or Revolving Note, as appropriate, a record of such Term Loan, Revolving Loans, Advances and payments; provided, however that the failure by the Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of any Borrower hereunder and on the Notes, and, in all events, the principal amounts owing by the Borrowers in respect of the Revolving Note shall be the aggregate amount of all Revolving Loans made by the Bank less all payments of principal thereof made by the Borrowers and the principal amount owing by the Borrowers in respect of the Term Note shall be the aggregate amount of the Term Loan less all payments of principal thereof made by the Borrowers.

         Section 2.4 Conversions and Continuations. On the terms and subject to the limitations hereof, the Borrowers shall have the option at any time and from time to time to convert all or any portion of the Advances into Reference Rate Advances or CD Rate Advances, or to continue a CD Rate Advance as such; provided, however that a CD Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted to or continued as a CD Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, CD Rate Advances only in integral multiples of $100,000. The Borrowers shall give the Bank written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Bank not later than 1:00 p.m. (Minneapolis time) on the date of the requested continuation of CD Rate Advances or conversion to CD Rate Advances or Reference Rate Advances. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of CD Rate Advances, and (ii) a Business Day in the case of conversions to or continuations as CD Rate Advances or Reference Rate Advances), and (c) in the case of conversions to or continuations as CD Rate Advances, the Interest Period applicable thereto. Any notice given by the Borrowers under this Section shall be irrevocable. If the Borrowers shall fail to notify the Bank of the continuation of any CD Rate Advances within the time required by this Section, such Advances shall, on the last day of the Interest Period applicable thereto, automatically be converted into Reference Rate Advances of the same principal amount.

         Section 2.5 Interest Rates, Interest Payments and Default Interest.

         2.5(a) The Revolving Loans. Interest shall accrue and be payable on the Revolving Loans as follows:

         (i) Subject to paragraph (iii) below, each CD Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (A) the Adjusted CD Rate for such Interest Period, plus (B) the Applicable Margin.

         (ii) Subject to paragraph (iii) below, each Reference Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin.

         (iii) Upon the occurrence of any Event of Default, each Advance shall, at the option of the Bank, bear interest until paid in full (A) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0%, and (B) otherwise, at a rate per annum equal to the sum of (1) the Reference Rate, plus (2) the Applicable Margin for Reference Rate Advances, plus (3) 2.0%.

         (iv) Interest shall be payable (A) with respect to each CD Rate Advance having an interest period of 90 days or less, on the last day of the Interest Period applicable thereto; (B) with respect to any CD Rate Advance having an Interest Period greater than 90 days, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance had successive Interest Periods of 90 days duration been applicable to such Advance; (C) with respect to any Reference Rate Advance, on the last day of each month; (D) with respect to all Advances, upon any permitted prepayment (on the amount prepaid); and (E) with respect to all Advances, on the Termination Date; provided that interest under Section 2.5 (a)
(iii) shall be payable on demand.

         2.5(b) The Term Loans. Interest shall accrue and be payable on the Term Loan as follows:

         (i) Subject to paragraph (iii) below, each CD Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (A) the Adjusted CD Rate for such Interest Period, plus (B) the Applicable Term Margin.

         (ii) Subject to paragraph (iii) below, each Reference Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Term Margin.

         (iii) Upon the occurrence of any Event of Default, each Advance shall, at the option of the Bank, bear interest until paid in full (A) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0%, and (B) otherwise, at a rate per annum equal to the sum of (1) the Reference Rate, plus (2) the Applicable Term Margin for Reference Rate Advances, plus (3) 2.0%.

         (iv) Interest shall be payable (A) with respect to each CD Rate Advance having an interest period of 90 days or less, on the last day of the Interest Period applicable thereto; (B) with respect to any CD Rate Advance having an Interest Period greater than 90 days, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance had successive Interest Periods of 90 days duration been applicable to such Advance; (C) with respect to any Reference Rate Advance, on March 31, June 30, September 30 and December 31 of each year until the maturity of the Term Note; (D) with respect to all Advances, upon any permitted prepayment (on the amount prepaid); and (E) with respect to all Advances, on the scheduled maturity of the Term Note; provided that interest under Section 2.5 (b) (iii) shall be payable on demand.

         Section 2.6 Repayment and Mandatory Prepayment. The unpaid principal balance of the Revolving Note, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date. The principal of the Term Loan shall be payable as provided in the Term Note. If at any time a Borrowing Base Deficiency exists, the Borrowers shall immediately pay to the Bank, an amount equal to such Borrowing Base Deficiency for application to the principal of outstanding Revolving Loans or, to the extent no Revolving Loans are outstanding, for deposit into the Holding Account. If at any time Total Revolving Outstandings exceed the Revolving Commitment Amount, the Borrowers shall immediately repay to the Bank the amount of such excess. Any such payments shall be applied first against Reference Rate Advances and then to CD Rate Advances in order starting with the CD Rate Advances having the shortest time to the end of the applicable Interest Period. If, after payment of all outstanding Advances, the Total Revolving Outstandings still exceed the Revolving Commitment Amount, the remaining amount paid by the Borrowers shall be placed in the Holding Account.

         Section 2.7 Optional Prepayments. The Borrowers may prepay Reference Rate Advances, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in a minimum amount of $25,000 or, if more, an integral multiple thereof. Except upon an acceleration following an Event of Default or upon termination of the Revolving Commitment in whole, the Borrowers may pay CD Rate Advances only on the last day of the Interest Period applicable thereto. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitment in whole) or prepaid on Revolving Loans under this Section 2.7 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Amounts prepaid on the Term Loan may not be reborrowed.

                Part B -- Terms of the Letter of Credit Facility

         Section 2.8 Letters of Credit. Upon the terms and subject to the conditions of this Agreement, the Bank agrees to issue Letters of Credit for the account of a Borrower from time to time between the Closing Date and the Termination Date in such amounts as the Borrowers shall request; provided that no Letter of Credit will be issued in any amount which, after giving effect to such issuance, would cause (a) Total Revolving Outstandings to exceed the lesser of (i) the Aggregate Revolving Commitment Amounts, or (ii) the Borrowing Base, or (b) the Letter of Credit Usage to exceed $100,000.

         Section 2.9 Procedures for Letters of Credit. Each request for a Letter of Credit shall be made by the Borrowers in writing, by telex, facsimile transmission or electronic conveyance received by the Bank by 2:00 p.m., Minneapolis time, on a Business Day which is not less than one Business Day preceding the requested date of issuance (which shall also be a Business Day). Each request for a Letter of Credit shall be deemed a representation by the Borrowers that on the date of issuance of such Letter of Credit and after giving effect thereto the applicable conditions specified in Article III have been and will be satisfied. The Bank may require that such request be made on such letter of credit application and reimbursement agreement form as the Bank may from time to time specify, along with satisfactory evidence of the authority and incumbency of the officials of any Borrower making such request.

         Section 2.10 Terms of Letters of Credit. Letters of Credit shall be issued in support of obligations of the Borrowers, incurred in the ordinary course of their respective businesses. All Letters of Credit must expire not later than the Business Day preceding September 30, 1998. No Letter of Credit may have a term longer than [12] months.

         Section 2.11 Agreement to Repay Letter of Credit Drawings. If the Bank has received documents purporting to draw under a Letter of Credit that the Bank believes conform to the requirements of the Letter of Credit, or if the Bank has decided that it will comply with any Borrower's written or oral request or authorization to pay a drawing on any Letter of Credit that the Bank does not believe conforms to the requirements of the Letter of Credit, it will notify such Borrower of that fact. The Borrowers shall reimburse the Bank by 9:30 a.m. (Minneapolis time) on the day on which such drawing is to be paid in Immediately Available Funds in an amount equal to the amount of such drawing. Any amount by which the Borrowers have failed to reimburse the Bank for the full amount of such drawing by 10:00 a.m. on the date on which the Bank in its notice indicated that it would pay such drawing, until reimbursed from the proceeds of Loans pursuant to Section 2.15 or out of funds available in the Holding Account, is an "Unpaid Drawing."

         Section 2.12 Obligations Absolute. The obligation of the Borrowers under Section 2.11 to repay the Bank for any amount drawn on any Letter of Credit and to repay the Bank for any Revolving Loans made under Section 2.15 to cover Unpaid Drawings shall be absolute, unconditional and irrevocable, shall continue for so long as any Letter of Credit is outstanding notwithstanding any termination of this Agreement, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

         (a) Any lack of validity or enforceability of any Letter of Credit;

         (b) The existence of any claim, setoff, defense or other right which any Borrowers may have or claim at any time against any beneficiary, transferee or holder of any Letter of Credit (or any Person for whom any such beneficiary, transferee or holder may be acting), the Bank or any other Person, whether in connection with a Letter of Credit, this Agreement, the transactions contemplated hereby, or any unrelated transaction; or

         (c) Any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever.

Neither the Bank nor its officers, directors or employees shall be liable or responsible for, and the obligations of the Borrowers to the Bank shall not be impaired by:

         (i) The use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary, transferee or holder thereof in connection therewith;

         (ii) The validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents or endorsements should, in fact, prove to be in any or all respects invalid, insufficient, fraudulent or forged;

         (iii) The acceptance by the Bank of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; or

         (iv) Any other action of the Bank in making or failing to make payment under any Letter of Credit if in good faith and in conformity with U.S. or foreign laws, regulations or customs applicable thereto.

Notwithstanding the foregoing, the Borrowers shall have a claim against the Bank, and the Bank shall be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrowers which the Borrowers prove were caused by the Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof.

         Section 2.13 Increased Cost for Letters of Credit. If any Regulatory Change shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Bank, or (b) shall impose on the Bank any other conditions affecting this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Bank of issuing or maintaining any Letter of Credit, or reduce the amount of any sum received or receivable by the Bank hereunder, then, upon demand (which demand shall be given by the Bank promptly after it determines such increased cost or reduction), the Borrowers shall pay to the Bank the additional amount or amounts as will compensate the Bank for such increased cost or reduction. A certificate submitted to any Borrower by the Bank setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Bank as aforesaid shall be conclusive and binding on the Borrowers absent error.

                                Part C -- General

         Section 2.14 Optional Reduction of Revolving Commitment Amount or Termination of Revolving Commitment. The Borrowers may, at any time, upon not less than 3 Business Days prior written notice to the Bank, reduce the Revolving Commitment Amount, with any such reduction in a minimum amount of $500,000, or, if more, in an integral multiple of $100,000; provided, however, that the Borrowers may not at any time reduce the Revolving Commitment Amount below the Total Revolving Outstandings. The Borrowers may, at any time when there are no Letters of Credit outstanding, upon not less than 3 Business Days prior written notice to the Bank, terminate the Revolving Commitment in its entirety. Upon termination of the Revolving Commitment pursuant to this Section, the Borrowers shall pay to the Bank the full amount of all outstanding Advances, all accrued and unpaid interest thereon, all unpaid Revolving Commitment Fees accrued to the date of such termination, any indemnities payable with respect to Advances pursuant to Section 2.25 and all other unpaid Obligations of the Borrowers to the Bank hereunder.

         Section 2.15 Loans to Cover Unpaid Drawings. Whenever any Unpaid Drawing exists for which there are not then funds in the Holding Account to cover the same, the Bank is authorized (and each Borrower does here so authorize the Bank) to, and shall, make a Revolving Loan (as a Reference Rate Advance) to the Borrower in an amount equal to the amount of the Unpaid Drawing. The Bank shall apply the proceeds of such Revolving Loan directly to reimburse itself for such Unpaid Drawing. If at the time the Bank makes a Revolving Loan pursuant to the provisions of this Section, the applicable conditions precedent specified in
Article III shall not have been satisfied, the Borrowers shall pay to the Bank interest on the funds so advanced at a floating rate per annum equal to the sum of the Reference Rate plus the Applicable Margin for Reference Rate Advances plus two percent (2.00%).

         Section 2.16 Fees.

         2.16 (a) Revolving Commitment Fee. The Borrowers shall pay to the Bank fees (the "Revolving Commitment Fees") equal to (i) an amount determined by applying a rate of three-eighths of one percent (.375%) to the average daily Unused Revolving Commitment for the period from the Closing Date to the Termination Date and (ii) during the period from and including March 1 to and including June 30 of each year, in addition to the amount set forth in clause
(i) of this Section 2.16(a), an amount determined by applying a rate one-fifth of one percent (.20%) per annum to the Seasonal Reduction Amount. Such Revolving Commitment Fees are payable in arrears quarterly on the last day of each quarter and on the Termination Date.

         2.16(b) Letter of Credit Fees. For each Letter of Credit issued, the Borrowers shall pay to the Bank, in advance payable on the date of issuance, a fee (a "Letter of Credit Fee") in an amount determined by applying a per annum rate of one and one-half percent (1.50%) to the original face amount of the Letter of Credit for the period from the date of issuance to the scheduled expiration date of such Letter of Credit. In addition to the Letter of Credit Fee, the Borrowers shall pay to the Bank, on demand, all issuance, amendment, drawing and other fees regularly charged by the Bank to its letter of credit customers and all out-of-pocket expenses incurred by the Bank in connection with the issuance, amendment, administration or payment of any Letter of Credit.

         2.16(c) Closing Fees. The Borrowers shall pay to the Bank on the Closing Date, a closing fee (the "Closing Fee") in an amount equal to $22,500.

         Section 2.17 Computation. Revolving Commitment Fees and Letter of Credit Fees and interest on the Loans shall be computed on the basis of actual days elapsed (or, in the case of Letter of Credit Fees which are paid in advance, actual days to elapse) and a year of 360 days.

         Section 2.18 Payments. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under this Agreement payable to the Bank shall be made without setoff or counterclaim in Immediately Available Funds not later than 2:00 p.m. (Minneapolis time) on the dates called for under this Agreement and the Notes to the Bank at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

         Section 2.19 Use of Loan Proceeds. The proceeds of the Term Loan shall evidence the reduction of the outstanding principal balance under the Existing Revolving Note in the amount of $3,000,000. The proceeds of any Revolving Loan shall be used for the Borrowers' general business purposes in a manner not in conflict with any of the Borrowers' covenants in this Agreement.

         Section 2.20 Interest Rate Not Ascertainable, Etc. If, on or prior to the date for determining the Adjusted CD Rate in respect of the Interest Period for any CD Rate Advance, the Bank determines (which determination shall be conclusive and binding, absent error) that:

         (a) deposits in dollars (in the applicable amount) are not being made available to the Bank in the relevant market for such Interest Period, or

         (b) the Adjusted CD Rate will not adequately and fairly reflect the cost to the Bank of funding or maintaining CD Rate Advances for such Interest Period, the Bank shall forthwith give notice to the Borrowers of such determination, whereupon the obligation of the Bank to make or continue, or to convert any Advances to, CD Rate Advances shall be suspended until the Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by the Bank shall be made as Reference Rate Advances. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any CD Rate Advance outstanding at the time such suspension is imposed.

         Section 2.21 Increased Cost. If any Regulatory Change:

         (a) shall subject the Bank to any tax, duty or other charge with respect to its CD Rate Advances, the Notes or its obligation to make CD Rate Advances or shall change the basis of taxation of payment to the Bank of the principal of or interest on CD Rate Advances or any other amounts due under this Agreement in respect of CD Rate Advances or its obligation to make CD Rate Advances (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal office is located); or

         (b)  shall  impose,  modify or deem  applicable  any  reserve,  special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any CD Rate Advance any such requirement to the extent included in calculating the applicable Adjusted CD Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank or on the United States market for certificates of deposit any other condition affecting its CD Rate Advances, the Notes or its obligation to make CD Rate Advances; and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any CD Rate Advance, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Notes, then, within 30 days after demand by the Bank, the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. The Bank will promptly notify the Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section. If the Bank fails to give such notice within 45 days after it obtains knowledge of such an event, the Bank shall, with respect to compensation payable pursuant to this Section, only be entitled to payment under this Section for costs incurred from and after the date 45 days prior to the date that the Bank does give such notice. A certificate of the Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

         Section 2.22 Illegality. If any Regulatory Change shall make it unlawful or impossible for the Bank to make, maintain or fund any CD Rate Advances, the Bank shall notify the Borrowers, whereupon the obligation of the Bank to make or continue, or to convert any Advances to, CD Rate Advances shall be suspended until the Bank notifies the Borrowers that the circumstances giving rise to such suspension no longer exist. If the Bank determines that it may not lawfully continue to maintain any CD Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Reference Rate Advances as of the date of the Bank's notice, and upon such conversion the Borrowers shall indemnify the Bank in accordance with Section 2.24.

         Section 2.23 Capital Adequacy. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Bank's capital or the capital of its parent corporation (by an amount the Bank deems material) as a consequence of the Commitments and/or its Loans to a level below that which the Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account the Bank's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrowers shall, within five (5) days after written notice and demand from the Bank, pay to the Bank additional amounts sufficient to compensate the Bank or its parent corporation for such reduction. If the Bank fails to give such notice within 45 days after it obtains knowledge of such an event, the Bank shall, with respect to compensation payable pursuant to this Section, only be entitled to payment under this Section for diminished returns as a result of such reduction for the period from and after the date 45 days prior to the date that the Bank does give such notice. Any determination by the Bank under this Section and any certificate as to the amount of such reduction given to the Borrowers by the Bank shall be final, conclusive and binding for all purposes, absent error.

         Section 2.24 Funding Losses; CD Rate Advances. The Borrowers shall compensate the Bank, upon its written request, for all losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make or carry CD Rate Advances to the extent not recovered by the Bank in connection with the re-employment of such funds and including loss of anticipated profits) which the Bank may sustain: (i) if for any reason, other than a default by the Bank, a funding of a CD Rate Advance does not occur on the date specified therefor in a Borrower's request or notice as to such Advance under Section 2.2 or 2.4, or (ii) if, for whatever reason (including, but not limited to, acceleration of the maturity of Advances following an Event of Default), any repayment of a CD Rate Advance, or a conversion pursuant to
Section 2.24, occurs on any day other than the last day of the Interest Period applicable thereto. The Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

         Section 2.25 Discretion of Bank as to Manner of Funding. The Bank shall be entitled to fund and maintain its funding of CD Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this
Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.24) shall be made as if the Bank had actually funded and maintained each CD Rate Advances during the Interest Period for such Advance through the issuance of its certificates of deposit having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the CD Rate for such Interest Period.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Section 3.1 Conditions of Initial Transaction. The making of the Term Loan and the initial Revolving Loan and the issuance of the initial Letter of Credit shall be subject to the prior or simultaneous fulfillment of the following conditions:

         3.1(a) Documents. The Bank shall have received the following:

         (i) The Revolving Note and the Term Note executed by a duly authorized officer (or officers) of each Borrower and dated the Closing Date.

         (ii) The Security Documents duly executed by each Borrower.

         (iii) A copy of the corporate resolution of each Borrower authorizing the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by the Secretary of each of them.

         (iv) An incumbency certificate showing the names and titles and bearing the signatures of the officers of each Borrower authorized to execute the Loan Documents and to request Letters of Credit, Loans and conversions and continuations of Advances hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of each of them.

         (v) A copy of the Articles of Incorporation of each Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than seven days prior to the Closing Date.

         (vi) A certificate of good standing for each Borrower in the jurisdiction of its incorporation and any jurisdiction in which such Borrower is qualified as a foreign corporation, certified by the appropriate governmental officials as of a date not more than seven days prior to the Closing Date.

         (vii) A copy of the bylaws of each Fast Trak and AKII, certified as of the Closing Date by the Secretary or an Assistant Secretary of each of them.

         (viii) A certificate of the Secretary of Assistant Secretary of each of AKC, AKI and SHER, certifying that as of the Closing Date there has been no amendment to such Borrower's bylaws since the most recent certified copy thereof delivered to the Bank.

         (ix) A certificate dated the Closing Date of the chief executive officer or chief financial officer of each Borrower certifying as to the matters set forth in Sections 3.2 (a) and 3.2 (b) below.

         3.1(b) Opinion. The Borrowers shall have requested Fuller & Finney, their counsel, to prepare a written opinion, addressed to the Bank and dated the Closing Date, covering the matters set forth in Exhibit G hereto, and such opinion shall have been delivered to the Bank.

         3.1(c) Compliance. The Borrowers shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrowers prior to or simultaneously with the Closing Date.

         3.1(d) Security Documents. All Security Documents (or financing statements with respect thereto) shall have been appropriately filed or recorded to the satisfaction of the Bank and the priority and perfection of the Liens created by the Security Documents shall have been established to the satisfaction of the Bank and its counsel.

         3.1(e) Other Matters. All corporate and legal proceedings relating to the Borrowers and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Bank and its counsel, and the Bank shall have received all information and copies of all documents, including records of corporate proceedings, as the Bank or its counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

         3.1(f) Fees and Expenses. The Bank shall have received all fees and other amounts due and payable by the Borrowers on or prior to the Closing Date, including the Closing Fee and the reasonable fees and expenses of counsel to the Bank payable pursuant to Section 8.2.

         Section 3.2 Conditions Precedent to all Loans and Letters of Credit. The obligation of the Bank to make any Loans hereunder (including the Term Loan and the initial Revolving Loan) and to issue each Letter of Credit (including the initial Letter of Credit) shall be subject to the fulfillment of the following conditions:

         3.2(a) Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date and on the date of each Revolving Loan or the date of issuance of each Letter of Credit, with the same force and effect as if made on such date.

         3.2(b) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date and on the date of each Revolving Loan or the date of issuance of each Letter of Credit or will exist after giving effect to the Loans made on such date or the Letter of Credit so issued.

         3.2(c)  Notices  and  Requests.   The  Bank  shall  have  received  the
Borrowers' request for such Loan as required under Section 2.2 or its application for such Letters of Credit specified under Section 2.9.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement and to make Loans hereunder and to induce the Bank to issue Letters of Credit, the Borrowers represent and warrant to the Bank:

         Section 4.1 Organization, Standing, Etc. Each Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Notes and to perform its obligations under the Loan Documents. Each Borrower (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of such Borrower taken as a whole, and (b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude such Borrower from enforcing its rights with respect to any assets or expose such Borrower to any liability, which in either case would be material to such Borrower taken as a whole.

         Section 4.2 Authorization and Validity. The execution, delivery and performance by each Borrower of the Loan Documents have been duly authorized by all necessary corporate action by each Borrower, and this Agreement constitutes, and the Notes and other Loan Documents when executed will constitute, the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

         Section 4.3 No Conflict; No Default. The execution, delivery and performance by the Borrowers of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to any Borrower, (b) violate or contravene any provision of the Articles of Incorporation or bylaws of any Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. No Borrower is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of any Borrower taken as a whole.

         Section 4.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents, except for any necessary filing or recordation of or with respect to any of the Security Documents.

         Section 4.5 Financial Statements and Condition. The Borrowers' audited consolidated financial statements as at June 30, 1995 and its unaudited financial statements as at June 30, 1996, as heretofore furnished to the Bank, have been prepared in accordance with GAAP on a consistent basis (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements) and fairly present the financial condition of the Borrowers as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, no Borrower had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since June 30, 1996, there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of any Borrower taken as a whole.

         Section 4.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to any Borrower, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of any Borrower taken as a whole or on the ability of any Borrower to perform its obligations under the Loan Documents.

         Section 4.7 Environmental, Health and Safety Laws. There does not exist any violation by any Borrower of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on any Borrower or which would require a material expenditure by any Borrower to cure. No Borrower has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of any Borrower taken as a whole.

         Section 4.8 ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Bank) of such Plan's projected benefit obligations did not exceed the fair market value of such Plan's assets.

         Section 4.9 Federal Reserve Regulations. No Borrower is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by any Borrower does not constitute more than 25% of the value of the assets of such Borrower.

         Section 4.10 Title to Property; Leases; Liens; Subordination. Each Borrower has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties, other properties and assets, referred to as owned by such Borrower in the most recent financial statement referred to in Section 4.5 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties is subject to a Lien, except as allowed under Section
6.14. No Borrower has subordinated any of its rights under any obligation owing to it to the rights of any other person.

         Section 4.11 Taxes. Each Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of each Borrower in respect of taxes and other governmental charges are adequate and no Borrower knows of any proposed material tax assessment against any Borrower or any basis therefor.

         Section 4.12 Trademarks, Patents. Each Borrower possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

         Section 4.13 Burdensome Restrictions. No Borrower is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of any Borrower or on the ability of any Borrower to carry out its obligations under any Loan Document.

         Section 4.14 Force Majeure. Since the date of the most recent financial statement referred to in Section 4.5, the business, properties and other assets of any Borrower have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

         Section 4.15 Investment Company Act. No Borrower is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

         Section  4.16  Public  Utility  Holding  Company  Act. No Borrower is a
"holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.17 Retirement Benefits. Except as required under Section 4980B of the Code, Section 601 of ERISA or applicable state law, no Borrower is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

         Section 4.18 Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Section 4.5 nor any other certificate, written statement, exhibit or report furnished by or on behalf of any Borrower in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of any Borrower to the Bank consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of such Borrower, and no Borrower has reason to believe that such projections or forecasts are not reasonable.

         Section 4.19 Subsidiaries. Schedule 4.19 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by any Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Until any obligation of the Bank hereunder to make the Term Loan and Revolving Loans and of the Bank to issue Letters of Credit shall have expired or been terminated and the Notes and all of the other Obligations have been paid in full and all outstanding Letters of Credit shall have expired or the liability of the Bank thereon shall have otherwise been discharged, unless the Bank shall otherwise consent in writing:

         Section 5.1 Financial Statements and Reports. The Borrowers will furnish to the Bank:

         5.1(a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrowers, the consolidated financial statements of the Borrowers consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by an independent certified public accountant of recognized national standing selected by the Borrowers and acceptable to the Bank, together with any management letters, management reports or other supplementary comments or reports to the Borrowers or their respective boards of directors furnished by such accountants.

         5.1(b) As soon as available and in any event within 30 days after the end of each month, unaudited consolidated statements of income, cash flow and changes in stockholders' equity for the Borrowers for such month and for the period from the beginning of such fiscal year to the end of such month, and a consolidated balance sheet of the Borrowers as at the end of such month, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrowers stating that such financial statements present fairly the financial condition of the Borrowers and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

         5.1(c) As soon as practicable and in any event within 30 days after the end of each month, a Compliance Certificate signed by the chief financial officer of the Borrowers demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 6.10, 6.16 and 6.17, as at the end of such month, and Sections 6.18 and 6.19 as at the end of the applicable quarter, and stating that as at the end of such month there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto.

         5.1(d) Prior to the end of each fiscal year of the Borrowers, statements of forecasted consolidated income for the Borrowers for each fiscal month in such fiscal year and a forecasted consolidated balance sheet of the Borrowers, together with supporting assumptions, as at the end of each fiscal month, all in reasonable detail and reasonably satisfactory in scope to the Bank.

         5.1(e) Within 30 days after the end of each month (or, at the request of the Bank, within seven days after the end of each week), a Borrowing Base Certificate as at the end of such month (or week), certified by a duly authorized officer of the Borrowers.

         5.1(f) Immediately upon any officer of any Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrowers propose to take with respect thereto.

         5.1(g) Immediately upon any officer of any Borrower becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrowers propose to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

         5.1(h) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the shareholders of any Borrower, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

         5.1(i) Within 30 days prior to the end of each fiscal year, a confirmation of the Capital Expenditures budget of the Borrowers for the upcoming two fiscal years of the Borrowers, certified by a duly authorized officer of the Borrowers.

         5.1(j) From time to time, such other information regarding the business, operation and financial condition of the Borrowers as the Bank may reasonably request.

         Section 5.2 Corporate Existence. Each Borrower will maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude such Borrower from enforcing its rights with respect to any material asset or would expose such Borrower to any material liability; provided, however, that so long as AKC is the surviving corporation of any merger, any Subsidiary may merge with and into another Subsidiary or the parent of such Subsidiary.

         Section 5.3 Insurance. Each Borrower shall maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

         Section 5.4 Payment of Taxes and Claims. Each Borrower shall file all tax returns and reports which are required by law to be filed by it and will pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as any Borrower's title to its property is not materially adversely affected, any Borrower's use of its property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on such Borrower's books in accordance with GAAP.

         Section 5.5 Inspection. Each Borrower shall permit any Person designated by the Bank to visit and inspect any of the properties, corporate books and financial records of such Borrower, to examine and to make copies of the books of accounts and other financial records of any Borrower, and to discuss the affairs, finances and accounts of any Borrower with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Bank may designate. So long as no Event of Default exists, the expenses of the Bank for not more than two audits of the Collateral during any calendar year shall be reimbursed by the Borrowers, but the expenses of the Bank for any additional visits, inspections and examinations shall be at the expense of the Bank. Any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrowers.

         Section 5.6 Maintenance of Properties. Each Borrower will maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 5.7 Books and Records. Each Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         Section 5.8 Compliance. Each Borrower will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of any Borrower and such Borrower is acting in good faith and with reasonable dispatch to cure such noncompliance.

         Section 5.9 Notice of Litigation. Each Borrower will give prompt written notice to the Bank of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting any Borrower or any property of any Borrower or to which any Borrower is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of any Borrower taken as a whole or on the ability of any Borrower to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding.

         Section 5.10 ERISA. Each Borrower will maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which any Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $50,000 or (c) fail to make any payments in an aggregate amount exceeding $50,000 to any Multiemployer Plan that any Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

         Section 5.11 Environmental Matters; Reporting. Each Borrower will observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on such Borrower taken as a whole. Each Borrower will give the Bank prompt written notice of any violation as to any environmental matter by any Borrower and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by any Borrower which are material to the operations of such Borrower, or (b) which will or threatens to impose a material liability on any Borrower to any Person or which will require a material expenditure by any Borrower to cure any alleged problem or violation.

         Section 5.12 Further Assurances. Each Borrower shall promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Bank, each Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Bank may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; and (b) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Bank the rights granted now or hereafter intended to be granted to the Bank under any Loan Document or under any other instrument executed in connection with any Loan Document or that the Borrower may be or become bound to convey, mortgage or assign to the Bank in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. Each Borrower hereby irrevocably appoints the Bank (and all persons, officers, employees or agents designated by the Bank) its agent and attorney in fact, in the event such Borrower fails or refuses to comply with any of the provisions of this Section 5.12, to do all such acts and things in the name of such Borrower; provided that the Bank will provide such Borrower with simultaneous notice thereof. Each Borrower shall furnish to the Bank evidence satisfactory to the Bank of any recording, filing or registration.

         Section 5.13 Landlord Waivers. Each Borrower will deliver to the Bank a landlord waiver in form and substance reasonably satisfactory to the Bank prior to occupying any leased premises not occupied on the date hereof.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         Until any obligation of the Bank hereunder to make the Term Loan and Revolving Loans and of the Bank to issue Letters of Credit shall have expired or been terminated and the Notes and all of the other Obligations have been paid in full and all outstanding Letters of Credit shall have expired or the liability of the Bank thereon shall have otherwise been discharged, unless the Bank shall otherwise consent in writing:

         Section 6.1 Merger. No Borrower will merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided, however, that so long as AKC is the surviving corporation of any merger, any Subsidiary may merge with and into another Subsidiary or the parent of such Subsidiary.

         Section 6.2 Disposition of Assets. No Borrower will directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

         6.2(a)  dispositions  of  inventory,   or  used,  worn-out  or  surplus
equipment, all in the ordinary course of business; and

         6.2(b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment.

         Section 6.3 Plans. No Borrower will permit any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of such Borrower; and no Borrower will permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the
Bank) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets.

         Section 6.4 Change in Nature of Business. No Borrower will make any material change in the nature of the business of such Borrower, as carried on at the date hereof.

         Section 6.5 Subsidiaries. After the date of this Agreement, no Borrower will form or acquire any corporation which would thereby become a Subsidiary.

         Section 6.6 Negative Pledges; Subsidiary Restrictions. No Borrower will enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would (i) prohibit any Borrower from granting, or otherwise limit the ability of any Borrower to grant, to the Bank any Lien on any assets or properties of any Borrower, or (ii) require any Borrower to grant a Lien to any other Person if such Borrower grants any Lien to the Bank.

         Section 6.7 Restricted Payments. AKC will not make any Restricted Payments.

         Section 6.8 Transactions with Affiliates. No Borrower will enter into any transaction with any Affiliate of any Borrower, except upon fair and reasonable terms no less favorable to such Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 6.9 Accounting Changes. No Borrower will make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year.

         Section 6.10 Capital Expenditures. The Borrowers will not make Capital Expenditures in an amount exceeding the following amounts during the following periods:

               Period                                     Amount

         From June 30, 1996                            $  300,000
         through June 29, 1997

         From June 30, 1997                            $1,300,000
         through June 29, 1998

         From June 30, 1998                            $1,300,000
         through June 29, 1999

         From June 30, 1999                            $  300,000
         through June 29, 2000

         From June 30, 2000                            $  500,000
         through June 29, 2001

         From June 30, 2001                            $  500,000
         through June 29, 2002

         Section 6.11 Subordinated Debt. No Borrower will (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) omit to give the Bank prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

         Section 6.12 Investments. No Borrower will acquire for value, make, have or hold any Investments, except:

         6.12(a) Investments existing on the date of this Agreement.

         6.12(b) Travel advances to management personnel and employees in the ordinary course of business.

         6.12(c) Investments in readily marketable direct obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States.

         6.12(d) Certificates of deposit or bankers' acceptances issued by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and
(ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Bank.

         6.12(e) Commercial paper given the highest rating by a nationally recognized rating service.

         6.12(f)  Repurchase   agreements   relating  to  securities  issued  or
guaranteed as to principal and interest by the United States of America.

         6.12(g) Other readily marketable Investments in debt securities which are reasonably acceptable to the Bank.

Any Investments under clauses (c), (d), (e) or (f) above must mature within one year of the acquisition thereof by any Borrower.

         Section 6.13 Indebtedness. No Borrower will incur, create, issue, assume or suffer to exist any Indebtedness, except:

         6.13(a) The Obligations.

         6.13(b) Current Liabilities, other than for borrowed money, incurred in the ordinary course of business.

         6.13(c)  Indebtedness  existing  on the  date  of  this  Agreement  and
disclosed  on  Schedule  6.13  hereto,   but  not  including  any  extension  or
refinancing thereof.

         6.13(d) Indebtedness secured by Liens permitted under Section 6.14 hereof.

         Section 6.14 Liens. No Borrower will create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by any Borrower, except:

         6.14(a) Liens granted to the Bank under the Security Documents to secure the Obligations.

         6.14(b) Liens  existing on the date of this  Agreement and disclosed on
Schedule 6.14 hereto.

         6.14(c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of such Borrowers.

         6.14(d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

         6.14(e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

         6.14(f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

         6.14(g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by such Borrower in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by such Borrower to provide collateral to the depository institution.

         6.14(h) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of such Borrower.

         6.14(i) The interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; provided, that, (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

         Section 6.15 Contingent Liabilities. No Borrower will be or become liable on any Contingent Obligations.

         Section 6.16 Tangible Net Worth. The Borrowers will not permit their Tangible Net Worth at any time to be less than the following amounts during the following periods:

                       Period                                Amount

                  From Closing Date                       $  5,000,000
                  through June 29, 1997

                  From June 30, 1997                      $  6,000,000
                  through June 29, 1998

                  From June 30, 1998                      $  7,250,000
                  through June 29, 1999

                  From June 30, 1999                      $  8,250,000
                  through June 29, 2000

                  From June 30, 2000                      $  9,500,000
                  through June 29, 2001

                  From June 30, 2001                      $ 11,000,000
                  through June 29, 2002

         Section 6.17 Leverage Ratio. The Borrowers will not permit the Leverage Ratio to be more than the following amounts during the following periods:

                      Period                                  Amount

                  From Closing Date                           3.00
                  through September 30, 1996

                  From October 1, 1996                        3.25
                  through December 31, 1996

                  From January 1, 1997                        3.00
                  through June 29, 1997

                  From June 30, 1997                          2.50
                  through June 29, 1999

                  From June 30, 1999                          2.00
                  through June 29, 2001

                  From June 30, 2001                          1.50
                  through June 29, 2002


         Section 6.18 Debt Service Coverage Ratio. The Borrowers will not permit the Debt Service Coverage Ratio, as of the last day of any fiscal quarter for the four consecutive fiscal quarters ending on that date to be less than the following amounts during the following periods:

                      Period                                Amount

                  From Closing Date                           0.75
                  through December 31, 1996

                  From January 1, 1997                        0.58
                  through March 31, 1997

                  From April 1, 1997                          1.55
                  through June 29, 1998

                  From June 30, 1998                          1.80
                  through June 29, 1999

                  From June 30, 1999                          1.90
                  through June 29, 2000

                  From June 30, 2000                          2.25
                  through June 29, 2001

                  From June 30, 2001                          2.50
                  through June 29, 2002

         Section 6.19 Cash Flow Leverage Ratio. The Borrowers will not permit the Cash Flow Leverage Ratio, as of the last day of any fiscal quarter for the four consecutive fiscal quarters ending on that date to be greater than the following amounts during the following periods:

                      Period                                Amount

                  From Closing Date                          8.65
                  through December 31, 1996

                  From January 1, 1997                       8.00
                  through June 29, 1997

                  From June 30, 1997                         5.00
                  through June 29, 1998

                  From June 30, 1998                         4.00
                  through June 29, 1999

                  From June 30, 1999                         3.50
                  through June 29, 2000

                  From June 30, 2000                         3.00
                  through June 29, 2002


         Section 6.20 Loan Proceeds. No Borrower will use any part of the proceeds of the Loans or Advances directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, U or X of the Board.

         Section 6.21 No Net Operating Loss. The Borrowers shall not report a net operating loss on a consolidated basis at any fiscal year end.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

         Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

         7.1(a) Any Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on either Note or any other Obligation required to be made to the Bank pursuant to this Agreement or shall fail to deposit when due any amount required to be deposited in the Holding Account hereunder.

         7.1(b) Any representation or warranty made by or on behalf of any Borrower in this Agreement or any other Loan Document or by or on behalf of the Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Bank pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

         7.1(c) Any Borrower shall fail to comply with Sections 5.2 or 5.3 hereof or any Section of Article VI hereof.

         7.1(d) Any Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for 30 calendar days after whichever of the following dates is the earliest: (i) the date any Borrower gives notice of such failure to the Bank, (ii) the date any Borrower should have given notice of such failure to the Banks pursuant to Section 5.1, or (iii) the date the Bank gives notice of such failure to such Borrower.

         7.1(e) Any default (however denominated or defined) shall occur under any Security Document.

         7.1(f) Any Borrower shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of any Borrower or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for any Borrower or for a substantial part of the property thereof, or any Borrower shall make an assignment for the benefit of creditors.

         7.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against any Borrower, and, if instituted against any Borrower, shall have been consented to or acquiesced in by such Borrower, or shall remain undismissed for 90 days, or an order for relief shall have been entered against any Borrower.

         7.1(h) Any  dissolution  or  liquidation  proceeding  not  permitted by
Section 6.1 shall be instituted by or against any Borrower, and, if instituted against any Borrower, shall be consented to or acquiesced in by any Borrower or shall remain for 90 days undismissed.

         7.1(i) A judgment or judgments for the payment of money in excess of the sum of $100,000 in the aggregate shall be rendered against any Borrower and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

         7.1(j) The maturity of any material Indebtedness of any Borrower (other than Indebtedness under this Agreement) shall be accelerated, or any Borrower shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of any Borrower shall be deemed "material" if it exceeds $50,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(j) has occurred.

         7.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of any Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

         7.1(l) Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by any Borrower, or the Bank shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Bank if (i) the aggregate value of the collateral affected by any of the foregoing exceeds $25,000 and (ii) any of the foregoing shall remain unremedied for ten days or more after receipt of notice thereof by any Borrower from the Bank.

         7.1(m) Any Change of Control shall occur.

         Section 7.2 Remedies. If (a) any Event of Default described in Sections 7.1(f), (g) or (h) shall occur with respect to any Borrower, the Commitments shall automatically terminate and the Notes and all other Obligations shall automatically become immediately due and payable, and the Borrowers shall without demand pay into the Holding Account an amount equal to the aggregate face amount of all outstanding Letters of Credit; or (b) any other Event of Default shall occur and be continuing, then the Bank may (i) declare the Commitments terminated, whereupon the Commitments shall terminate, (ii) declare the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, and (iii) demand that the Borrowers pay into the Holding Account an amount equal to the aggregate face amount of all outstanding Letters of Credit. Upon the occurrence of any of the events described in clauses
(a) or (b) of the preceding sentence the Bank may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

         Section 7.3 Offset. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, Each Borrower hereby irrevocably authorizes the Bank to set off any Obligations against all deposits and credits of such Borrower with, and any and all claims of such Borrower against, the Bank. Such right shall exist whether or not the Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of such Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Bank. The Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify such Borrower of its exercise of such setoff right; provided, however, that the failure of the Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrowers; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         Section 8.2 Expenses. Whether or not the transactions contemplated hereby are consummated, each Borrower agrees to reimburse the Bank upon demand for all reasonable out-of-pocket expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Bank) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters relating thereto; provided that the legal fees (exclusive of any disbursements or other out-of-pocket costs of the Bank or its counsel) incurred the negotiation, preparation and execution of the Loan Documents to and including the Closing Date shall not exceed $5,000. Each Borrower shall also reimburse the Bank upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Bank in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrowers under this Section shall survive any termination of this Agreement.

         Section 8.3 Waivers, etc. No failure on the part of the Bank or the holder of a Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

         Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article II hereof shall be deemed to have been given only when received by the Bank.

         Section 8.5 Taxes. Each Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Notes, which obligation of the Borrowers shall survive the termination of this Agreement.

         Section 8.6 Successors and Assigns; Disposition of Loans; Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign its rights or delegate its obligations hereunder or under any other Loan Document without the prior written consent of the Bank. The Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Commitments, the Loans and/or Advances (each such interest so disposed of being herein called a "Transferred Interest") to banks or other financial institutions ("Transferees"). Each Borrower agrees that each Transferee shall be entitled to the benefits of Sections 2.21, 2.22, 2.23, 2.24 and 8.2 with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker's Lien, setoff and counterclaim as if such Transferee were a direct lender to such Borrower. If the Bank makes any assignment to a Transferee, then upon notice to the Borrowers such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Bank" hereunder and shall have all the rights and obligations of the Bank hereunder and the Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. Notwithstanding the sale by the Bank of any participation hereunder, (a) no participant shall be deemed to be or have the rights and obligations of the Bank hereunder except that any participant shall have a right of setoff under Section 7.3 as if it were the Bank and the amount of its participation were owing directly to such participant by the Borrowers and (b) the Bank shall not in connection with selling any such participation condition the Bank's rights in connection with consenting to amendments or granting waivers concerning any matter under any Loan Document upon obtaining the consent of such participant other than on matters relating to
(i) any reduction in the amount of any principal of, or the amount of or rate of interest on, the Note or Advance in which such participation is sold, (ii) any postponement of the date fixed for any payment of principal of or interest on the Note or Advance in which such participation is sold, (iii) the release or subordination of any material portion of any collateral other than pursuant to the terms of any Security Document or (iv) the release of any Guaranty.

                  Section 8.7 Confidentiality of Information. The Bank shall use reasonable efforts to assure that information about any Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Bank and any Borrower and shall not be divulged to any Person other than the Bank, its Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants,
(b) in connection with the enforcement of the rights of the Bank hereunder and under the Notes and the Security Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Bank or by any applicable law, rule, regulation or judicial process, the opinion of the Bank's counsel concerning the making of such disclosure to be binding on the parties hereto. The Bank shall not incur any liability to any Borrower by reason of any disclosure permitted by this Section 8.7.

         Section 8.8 Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

         Section 8.9 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY; AND EACH BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE
ACCOMPLISHED   UNDER  APPLICABLE  LAW,  TO  HAVE  SUCH  CASE  DISMISSED  WITHOUT
PREJUDICE.

         Section 8.10 Waiver of Jury Trial. EACH OF THE BORROWERS AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 8.11 Survival of Agreement. All representations, warranties, covenants and agreement made by any Borrower herein or in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Bank and shall survive the making of the Loans by the Bank and the execution and delivery to the Bank by the Borrowers of the Notes, regardless of any investigation made by or on behalf of the Bank, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Commitments have not been terminated; provided, however, that the obligations of the Borrowers under Sections 8.2, 8.5 and 8.12 shall survive payment in full of the Obligations and the termination of the Commitments.

         Section 8.12 Indemnification. Each Borrower hereby agrees to defend, protect, indemnify and hold harmless the Bank and its Affiliates and the directors, officers, employees, attorneys and agents of the Bank and its Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

         (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

         (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Bank by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that no Borrower shall be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

         If any action or proceeding is brought against any of the Indemnitees, the Borrowers, upon notice from any Indemnitee, shall defend such action or proceeding, at their sole cost and expense, by counsel chosen by the Borrower, following consultation with, and satisfactory to, the Indemnitee. The Borrower or its counsel shall keep each Indemnitee fully informed at all times of the status of defense. Notwithstanding the foregoing, each Indemnitee may retain its own counsel to defend or assist in defending any such action or proceeding. Should an Indemnitee retain its own counsel, the Indemnitee shall pay the fees and expenses of such counsel if the amount claimed in such action or proceeding is less than $500,000, and the Borrowers shall pay the fees and expenses of such counsel if the amount claimed exceeds, or could reasonably be expected to exceed, $500,000.

         This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability any Borrower may otherwise have. Without prejudice to the survival of any other obligation of any Borrower hereunder the indemnities and obligations of the Borrowers contained in this Section shall survive the payment in full of the other Obligations.

         Section 8.13 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         Section 8.14 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrowers and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

         Section 8.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 8.16 Borrower Acknowledgements. Each Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) the Bank has no fiduciary relationship to such Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between such Borrower and the Bank, and (d) the Bank undertakes no responsibility to such Borrower to review or inform such Borrower of any matter in connection with any phase of the business or operations of any Borrower and such Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, any Borrower by the Bank is for the protection of the Bank and neither such Borrower nor any third party is entitled to rely thereon.

         Section 8.17 Joint and Several Obligations. Each Borrower shall be jointly and severally liable for (a) the Obligations arising in connection with the Loans made to it and the Letters of Credit issued for its account and (b) the Obligations arising in connection with Loans made to the other Borrowers and Letters of Credit issued for the account of the other Borrowers; provided, however, that if it is at any time determined that any Borrower is liable as a guarantor (and not as a co-obligor or co-borrower) with respect to such Obligations arising in connection with Loans made to the other Borrowers and Letters of Credit issued for the account of the other Borrowers (the "Guaranteed Obligations"), each Borrower hereby agrees to the terms set forth on Exhibit H hereto with respect to the Guaranteed Obligations.

                                     PART II

                   Waiver of Default; Disclaimer of Defenses;
                    Effectiveness and Disclaimer of Novation

         A. Waiver of Existing Events of Default. Subject to the satisfaction of the conditions set forth in Part I, Section 3.1, the Bank hereby, effective as of the date hereof, consents to (i) the Company's failure to comply with the provisions of Section 6.8 (Capital Expenditures), Section 6.14 (Tangible Net Worth), Section 6.16 (Debt Service Coverage Ratio) and Section 6.18 (Cash Flow Leverage Ratio) of the Existing Credit Agreement on June 30, 1996 and waives the Bank's right in connection therewith to declare a Default or Event of Default under the Existing Credit Agreement, or to exercise any remedies or rights arising out of such a Default or Event of Default to the extent (but only to the extent) that the Bank may have had such rights based solely on said failure to comply with the provisions of Section 6.8, Section 6.14, Section 6.16 and
Section 6.18 of the Existing Credit Agreement prior to the date hereof. This waiver is for the limited purpose set forth herein, shall be limited to the precise meaning of the words as written herein and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of this Agreement or the Existing Credit Agreement or any instrument or agreement referred to herein or therein, or (ii) prejudice any right or remedy that the Bank may now have (except to the extent such right or remedy is based upon existing Defaults or Events of Default that will not exist after giving effect to the waiver set forth herein) or may have in the future under or in connection with this Agreement or the Existing Credit Agreement or any instrument or agreement referred to therein.

         B. Disclaimer of Defenses, Claims and Rights of Borrowers under Existing Documents. Each Borrower hereby acknowledges that it has no defense, claim, counterclaim or right of setoff with respect to any Borrower's obligations under the Existing Credit Agreement, the Existing Revolving Note, any other "Loan Document" (as such term is defined in the Existing Credit Agreement), or any amendment thereof, any and all of which are hereby expressly waived and released. Each Borrower acknowledges that the Bank is relying on the foregoing representation, waiver and release as an inducement to enter into this Agreement.

         C. Effectiveness; Disclaimer of Novation. This Agreement and Waiver of Default as set forth in clause A of this Part II shall become effective when all of the conditions precedent set forth in Section 3.1 have been satisfied. The execution and delivery by the parties of this Agreement and the other instruments and documents contemplated hereby, including, without limitation, the amended and restated Revolving Note and the amended and restated Security Agreement are not intended as a novation, discharge or extinguishment of the Borrowers' existing obligations under the Existing Credit Agreement or the Existing Revolving Note or as a termination or release of the Bank's security interests in the collateral described in the amended and restated Security Agreement, all of which obligations and security interests shall remain in full force and effect, subject to the amendments effected by this Agreement and the other documents referred to herein.


             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                     AUDIO KING CORPORATION

                                     By /s/ H. G. Thorne

                                     Its President


                                     AUDIO KING, INC.

                                     By /s/ H. G. Thorne

                                     Its President

                                      SPECIALTY HOME ELECTRONICS
                                      REPAIR, INC.

                                      By /s/ H. G. Thorne

                                      Its President

                                      FAST TRAK, INC.

                                      By /s/ H. G. Thorne

                                      Its President

                                      AUDIO KING IOWA, INC.

                                      By /s/ H. G. Thorne

                                      Its President

                                      Address for Borrowers:
                                      3501 Highway 100 South
                                      St. Louis Park, Minnesota  55416
                                      Attn:  Gary Thorne
                                      Telephone No.:  612-920-0505
                                      Telecopier No.:  612-920-0940

                                      FIRST BANK NATIONAL ASSOCIATION

                                      By /s/ Carol M. Prusinger

                                      Its Senior Vice President



                                      Address:
                                      First Bank Place
                                      601 Second Avenue South
                                      Minneapolis, MN 55402-4302
                                      Attention: Jon M. Hoffman - MPFP0601
                                      Telephone No.:  612-973-0690
                                      Telecopier No.:  612-973-0821




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                         LIST OF EXHIBITS AND SCHEDULES


Exhibits

Exhibit A         -        Formula for Borrowing Base

Exhibit B         -        Borrowing Base Certificate

Exhibit C         -        Compliance Certificate

Exhibit D         -        Revolving Note

Exhibit E         -        Security Agreement

Exhibit F         -        Term Note

Exhibit G         -        Opinion

Exhibit H         -        Guaranteed Obligations



Schedules

Schedule 4.19          -     List of all Subsidiaries

Schedule 6.13          -     Indebtedness

Schedule 6.14          -     Liens